UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 11, 2021

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.625% Senior Notes due 2021	CCL21	New York Stock Exchange LLC
1.875% Senior Notes due 2022	CUK22	New York Stock Exchange LLC
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition.

On January 11, 2021, Carnival Corporation & plc (the "company") disclosed summary preliminary financial information for the fourth quarter ended November 30, 2020. The information set forth in Item 7.01 below concerning the fourth quarter ended November 30, 2020 is incorporated herein.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

The company is furnishing this Form 8-K to provide a business update.

FOURTH QUARTER 2020 SUMMARY PRELIMINARY FINANCIAL INFORMATION

•U.S. GAAP net loss of $2.2 billion and adjusted net loss of $1.9 billion for the fourth quarter of 2020.
•Fourth quarter 2020 ended with $9.5 billion of cash and cash equivalents.
•Cash burn rate in the fourth quarter 2020 was slightly better than expected due to the timing of capital expenditures.
•The company has accelerated the removal of 19 less efficient ships, 15 of which have already left the fleet.
•Cumulative advanced bookings for the first half of 2022 are ahead of 2019, despite minimal advertising or marketing.

Carnival Corporation & plc President and Chief Executive Officer Arnold Donald noted, "2020 has proven to be a true testament to the resilience of our company. We took aggressive actions to implement and optimize a complete pause in our guest cruise operations across all brands globally, and developed protocols to begin our staggered resumption, first in Italy for our Costa brand, then followed by Germany for our AIDA brand. We are now working diligently towards resuming operations in Asia, Australia, the UK and the U.S. over the course of 2021."

Donald added, "With the aggressive actions we have taken, managing the balance sheet and reducing capacity, we are well positioned to capitalize on pent up demand and to emerge a leaner, more efficient company, reinforcing our industry leading position."

Resumption of Guest Operations

Costa Cruises ("Costa") and AIDA Cruises ("AIDA") have resumed limited guest cruise operations and other brands and ships are expected to return to service over time to provide guests with unmatched joyful vacations in a manner consistent with the company's highest priorities, which are compliance, environmental protection and the health, safety and well-being of its guests, crew, shoreside employees and the people in the communities its ships visit. The initial cruises will continue to take place with adjusted passenger capacity and enhanced health protocols developed with government and health authorities, and guidance from our roster of medical and scientific experts. Many of the company's brands source the majority of their guests from the geographical region in which they operate. In the current environment, the company believes this will benefit it in resuming guest cruise operations.

Health and Safety Protocols
The company has been working with a number of world-leading public health, epidemiological and policy experts to support its ongoing efforts with enhanced protocols and procedures to help protect against and mitigate the impact of COVID-19 during cruise vacations. These advisors will continue to provide guidance based on the latest scientific evidence and best practices for protection and mitigation.

Working with governments, national health authorities and medical experts, Costa and AIDA have a comprehensive set of health and hygiene protocols that has helped facilitate a safe and healthy return to cruise vacations. These enhanced protocols are modeled after shoreside health and mitigation guidelines as provided by each brand's respective country, and approved by all relevant regulatory authorities of the flag state, Italy. Protocols will be updated based on evolving scientific and medical knowledge related to mitigation strategies. Costa is the first cruise company to earn the Biosafety Trust Certification from Registro Italiano Navale ("RINA"). The certification process examined all aspects of life onboard and ashore and assessed the compliance of the system with procedures aimed at the prevention and control of infections.

The company is also working directly with the Centers for Disease Control and Prevention (“CDC”) on the development of protocols necessary to resume cruising from the United States. The company, in conjunction with its advisors, is currently evaluating the requirements set forth in the CDC’s Framework for Conditional Sailing Order effective as of October 30, 2020. The framework consists of several initial requirements that cruise ship operators will need to follow prior to resuming guest operations. Further, the framework is subject to additional technical instructions and orders from the CDC and may change based on public health considerations. While the framework represents an important step in our return to service, many uncertainties remain as to the specifics, timing, and cost of implementing the requirements. The company continues to work closely with governments and health authorities in other parts of the world to ensure that its health and safety protocols will also comply with the requirements of each location.

Optimizing the Future Fleet

The company expects future capacity to be moderated by the phased re-entry of its ships, the removal of capacity from its fleet and delays in new ship deliveries. Since the pause in guest operations, the company has accelerated the removal of ships in fiscal 2020 which were previously expected to be sold over the ensuing years. The company now expects to dispose of 19 ships, 15 of which have already left the fleet. In total, the 19 ships represent approximately 13 percent of pre-pause capacity and only three percent of operating income in 2019. The sale of less efficient ships will result in future operating expense efficiencies of approximately two percent per available lower berth day ("ALBD") and a reduction in fuel consumption of approximately one percent per ALBD. The company recently took delivery of two ships and expects only one more ship to be delivered in fiscal 2021 compared to five ships that were originally scheduled for delivery in fiscal 2021.

Based on the actions taken to date and the scheduled newbuild deliveries through 2022, the company's fleet will be more efficient with a roughly 14 percent larger average berth size per ship and an average age of 12 years in 2022 versus 13 years, in each case as compared to 2019.

Update on Bookings
Carnival Corporation & plc President and Chief Executive Officer Arnold Donald noted, "The booking trends that we have consistently experienced throughout this period affirm the strong fundamental demand for our brands which will facilitate our staggered resumption and support the long-term growth of our company."

At December 20, 2020, cumulative advanced bookings for the second half of 2021 are within the historical range. Additionally, the cumulative advanced bookings for the first half of 2022 are ahead of 2019. (Due to the pause in guest cruise operations in 2020, the company's future booking trends will be compared to 2019.) The company believes the continued build in cumulative advanced bookings for this twelve month period ending May 2022 demonstrates the long-term demand for cruising. The company highlights this level of bookings was achieved with minimal advertising and marketing.

The company is providing flexibility to guests with bookings on sailings cancelled by allowing guests to receive enhanced future cruise credits ("FCCs") or elect to receive refunds in cash. Enhanced FCCs increase the value of the guest's original booking or provide incremental onboard credits. As of November 30, 2020, approximately 45 percent of guests affected by the company's schedule changes have received enhanced FCCs and approximately 55 percent have requested refunds.

Total customer deposits balance at November 30, 2020, was $2.2 billion, the majority of which are FCCs, compared to the total customer deposits balance of $2.4 billion at August 31, 2020. The decline in customer deposits is less than previous expectations. As of November 30, 2020, the current portion of customer deposits was $1.9 billion with minimal bookings relating to first quarter of 2021 sailings. Approximately 60 percent of bookings taken during the quarter ended November 30, 2020 for fiscal year 2021 were new bookings as opposed to FCCs re-bookings, despite minimal advertising or marketing.

Increasing Liquidity

Carnival Corporation & plc Chief Financial Officer David Bernstein noted, "We ended the year with $9.5 billion in cash and have the liquidity in place to sustain ourselves throughout 2021, even in a zero-revenue environment. While we raised capital mainly through debt this year, in the last few months we opportunistically strengthened our capital structure by raising $2.5 billion through at-the-market equity offering programs and by the early conversion of $1.5 billion of convertible debt. As we return to full operations, our cash flow will be the primary driver to return to investment grade credit over time, creating greater shareholder value."

Due to the pause in guest operations, the company has taken significant actions to preserve cash and secure additional financing to increase its liquidity. Since March, the company has raised $19 billion through a series of transactions, including the following transactions since August 31, 2020:

•Borrowed $3.0 billion under export credit facilities in September, October and December 2020.
•Completed $1.0 billion “at-the-market” equity offering program (“ATM”) that was announced in September 2020.
•Completed $1.5 billion ATM that was announced in November 2020.
•Retired $590 million of its convertible notes through the issuance of common stock in November 2020.
•Issued $2.0 billion of senior unsecured notes in November 2020.

As of November 30, 2020, the company has a total of $9.5 billion of cash and cash equivalents. During fiscal 2021, the company expects to enter into financial transactions to optimize its capital structure which may include opportunistically enhancing liquidity.

Currently, the company is unable to predict when the entire fleet will return to normal operations, and as a result, unable to provide an earnings forecast. The pause in guest operations continues to have a material negative impact on all aspects of the company's business, including the company’s liquidity, financial position and results of operations. The company expects a net loss on both a U.S. GAAP and adjusted basis for the first quarter and full year ending November 30, 2021.

The company's monthly average cash burn rate for the fourth quarter 2020 was $500 million, which was slightly better than expected due to the timing of capital expenditures. The company expects the monthly average cash burn rate for the first quarter 2021 to be approximately $600 million. This rate includes ongoing ship operating and administrative expenses, working capital changes (excluding changes in customer deposits), interest expense and capital expenditures (net of unfunded export credit facilities) and also excludes scheduled debt maturities as well as other cash collateral to be provided (which may increase in the future). The company continues to explore opportunities to reduce its monthly cash burn rate.

As of November 30, 2020, the company's outstanding debt maturities are as follows:

(in billions)	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Principal payments on outstanding debt (a)	$0.5	$0.4	$0.6	$0.3
Principal payments on expected export credits	$—	$—	$0.1	$—
	$0.5	$0.4	$0.7	$0.3

(a)Excluding the revolving facility. As of November 30, 2020, borrowings under the revolving facility were $3.0 billion and mature through March 2021. We may re-borrow such amounts subject to satisfaction of the conditions in the revolving facility agreement.

Other Information

The company is actively addressing an IT security incident affecting two of its brands. Based on preliminary assessment and on the information currently known, the company does not believe the incident will have a material impact on its business, operations or financial results.

Conference Call
The company has scheduled a conference call with analysts at 10:00 a.m. EDT (3:00 p.m. GMT) today to provide a business update. This call can be listened to live, and additional information can be obtained, via Carnival Corporation & plc’s website at www.carnivalcorp.com and www.carnivalplc.com.
Carnival Corporation & plc is one of the world’s largest leisure travel companies with a portfolio of nine of the world’s leading cruise lines. With operations in North America, Australia, Europe and Asia, its portfolio features – Carnival Cruise Line, Princess Cruises, Holland America Line, P&O Cruises (Australia), Seabourn, Costa Cruises, AIDA Cruises, P&O Cruises (UK) and Cunard.
Additional information can be found on www.carnivalcorp.com, www.carnivalsustainability.com, www.carnival.com, www.princess.com, www.hollandamerica.com, www.pocruises.com.au, www.seabourn.com, www.costacruise.com, www.aida.de, www.pocruises.com and www.cunard.com.

MEDIA CONTACT	INVESTOR RELATIONS CONTACT
Roger Frizzell	Beth Roberts
+1 305 406 7862	+1 305 406 4832

Cautionary Note Concerning Factors That May Affect Future Results

Some of the statements, estimates or projections contained in this document are “forward-looking statements” that involve risks, uncertainties and assumptions with respect to us, including some statements concerning future results, operations, outlooks, plans, goals, reputation, cash flows, liquidity and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts are statements that could be deemed forward-looking. These statements are based on current expectations, estimates, forecasts and projections about our business and the industry in which we operate and the beliefs and assumptions of our management. We have tried, whenever possible, to identify these statements by using words like “will,” “may,” “could,” “should,” “would,” “believe,” “depends,” “expect,” “goal,” “anticipate,” “forecast,” “project,” “future,” “intend,” “plan,” “estimate,” “target,” “indicate,” “outlook,” and similar expressions of future intent or the negative of such terms.

Forward-looking statements include those statements that relate to our outlook and financial position including, but not limited to, statements regarding:

•Pricing	•Estimates of ship depreciable lives and residual values
•Booking levels	•Goodwill, ship and trademark fair values
•Occupancy	•Liquidity and credit ratings
•Interest, tax and fuel expenses	•Adjusted earnings per share
•Currency exchange rates	•Impact of the COVID-19 coronavirus global pandemic on our financial condition and results of operations

Because forward-looking statements involve risks and uncertainties, there are many factors that could cause our actual results, performance or achievements to differ materially from those expressed or implied by our forward looking statements. This note contains important cautionary statements of the known factors that we consider could materially affect the accuracy of our forward-looking statements and adversely affect our business, results of operations and financial position. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak. It is not possible to predict or identify all such risks. There may be additional risks that we consider immaterial or which are unknown. These factors include, but are not limited to, the following:

•COVID-19 has had, and is expected to continue to have, a significant impact on our financial condition and operations, which impacts our ability to obtain acceptable financing to fund resulting reductions in cash from operations. The current, and uncertain future, impact of the COVID-19 outbreak, including its effect on the ability or desire of people to travel (including on cruises), is expected to continue to impact our results, operations, outlooks, plans, goals, reputation, litigation, cash flows, liquidity, and stock price.
•As a result of the COVID-19 outbreak, we may be out of compliance with a maintenance covenant in certain of our debt facilities, for which we have amendments for the period through November 30, 2021 with the next testing date of February 28, 2022.
•World events impacting the ability or desire of people to travel have and may continue to lead to a decline in demand for cruises.
•Incidents concerning our ships, guests or the cruise vacation industry as well as adverse weather conditions and other natural disasters have in the past and may, in the future, impact the satisfaction of our guests and crew and lead to reputational damage.
•Changes in and non-compliance with laws and regulations under which we operate, such as those relating to health, environment, safety and security, data privacy and protection, anti-corruption, economic sanctions, trade protection and tax have in the past and may, in the future, lead to litigation, enforcement actions, fines, penalties, and reputational damage.
•Breaches in data security and lapses in data privacy as well as disruptions and other damages to our principal offices, information technology operations and system networks, including the recent ransomware incidents, and failure to keep pace with developments in technology may adversely impact our business operations, the satisfaction of our guests and crew and may lead to reputational damage.
•Ability to recruit, develop and retain qualified shipboard personnel who live away from home for extended periods of time may adversely impact our business operations, guest services and satisfaction.
•Increases in fuel prices, changes in the types of fuel consumed and availability of fuel supply may adversely impact our scheduled itineraries and costs.
•Fluctuations in foreign currency exchange rates may adversely impact our financial results.

•Overcapacity and competition in the cruise and land-based vacation industry may lead to a decline in our cruise sales, pricing and destination options.
•Inability to implement our shipbuilding programs and ship repairs, maintenance and refurbishments may adversely impact our business operations and the satisfaction of our guests.

The ordering of the risk factors set forth above is not intended to reflect our indication of priority or likelihood.

Forward-looking statements should not be relied upon as a prediction of actual results. Subject to any continuing obligations under applicable law or any relevant stock exchange rules, we expressly disclaim any obligation to disseminate, after the date of this document, any updates or revisions to any such forward-looking statements to reflect any change in expectations or events, conditions or circumstances on which any such statements are based.

CARNIVAL CORPORATION & PLC
NON-GAAP FINANCIAL MEASURES

	Three Months Ended November 30,
(in millions)	2020	2019
Net income (loss)
U.S. GAAP net income (loss)	$(2,222)	$423
(Gains) losses on ship sales and impairments	115	(5)
Restructuring expenses	5	10
Other	239	—
Adjusted net income (loss)	$(1,862)	$427

Explanations of Non-GAAP Financial Measures

Non-GAAP Financial Measures

We use adjusted net income (loss) as a non-GAAP financial measure of our cruise segments’ and the company’s financial performance. This non-GAAP financial measure is provided along with U.S. GAAP net income (loss).

We believe that gains and losses on ship sales, impairment charges, restructuring costs and other gains and losses are not part of our core operating business and are not an indication of our future earnings performance. Therefore, we believe it is more meaningful for these items to be excluded from our net income (loss), and accordingly, we present adjusted net income (loss) excluding these items.

The presentation of our non-GAAP financial information is not intended to be considered in isolation from, as substitute for, or superior to the financial information prepared in accordance with U.S. GAAP. It is possible that our non-GAAP financial measures may not be exactly comparable to the like-kind information presented by other companies, which is a potential risk associated with using these measures to compare us to other companies.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date:	January 11, 2021	Date:	January 11, 2021